Exhibit 10.1
WOLFSPEED, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This first amendment (“Amendment”) is made and entered into by and between Robert Feurle (“Executive”) and Wolfspeed, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective as of the date of the last signature hereto.
R E C I T A L S
A.The Company and Executive are Parties to an Employment Agreement effective as of May 1, 2025 (the “Agreement”).
B.The Company and Executive desire to amend the Agreement as described herein in accordance with Section 10(f) of the Agreement.
C.Unless otherwise defined in this Amendment, each of the capitalized terms used in this Amendment shall have the meaning ascribed to it in the Agreement.
In consideration of the premises and covenants and undertakings herein contained, the parties mutually agree as follows:
1.The Company and Executive agree that Section 2(c) (Equity Awards) subsections (i), (ii), (iii) , (iv) and (v) shall be deleted in their entirety and replaced with the following.
(c)    Equity Awards.
(i)    One Time Sign On Equity Grant. As an inducement for Executive to commence employment with the Company, on or about December 1, 2025, the Company will grant Executive an award of that number of restricted stock units (the “RSUs”) calculated by dividing $5,000,000 by the Reference Value, and rounding down to the nearest RSU. Each RSU shall constitute the contingent right to be issued one share of Company common stock upon vesting. The RSUs shall vest on a three year schedule with one-third of the total number of RSUs initially subject to the award vesting on May 1, 2026, then vesting quarterly in proportional amounts thereafter for the remaining two years of the vesting schedule, subject to Executive’s continuous service to the Company through the applicable vesting date. The RSUs will be subject to the terms of the 2025 Management Incentive Compensation Plan, or any successor plan, and an RSU agreement to be entered into between Executive and the Company.
(ii)    Annual Equity Grant.
(a) On or about December 1, 2025, Executive will be granted equity awards with a value of $5,000,000 in the form of RSUs (40%) and performance stock units (“PSUs”) (60%).

(i)    An award of that number of RSUs calculated by dividing $2,000,000 by the Reference Value, and rounding down to the nearest RSU. Each RSU shall constitute the contingent right to be issued one share of Company common stock upon vesting. The RSUs shall vest on a three year schedule with one-third of the total number of RSUs initially subject to the award vesting on October 1, 2026, then vesting quarterly in proportional amounts thereafter for the remaining two years of the vesting schedule, subject to Executive’s continuous service to the Company through the applicable vesting date. The RSUs will be subject to the terms of the 2025 Management Incentive Compensation Plan, or any successor plan, and an RSU agreement to be entered into between Executive and the Company.
(ii)    An award of that number of PSUs calculated by dividing $3,000,000 by the Reference Value, and rounding down to the nearest PSU. Each PSU shall constitute the contingent right to receive up to two shares of Company common stock. The number of shares issuable upon the vesting date of each PSU, performance targets and time periods during which the performance goals are measured will be as stated in the PSU agreement to be entered into between Executive and the Company. Notwithstanding, the performance periods with respect to PSUs shall end on the last day of fiscal year 2028, with the payout level determined as soon as administratively practicable thereafter. The PSUs will be subject to the terms of the 2025 Management Incentive Compensation Plan, or any successor plan, and a PSU agreement to be entered into between Executive and the Company.
2.    The Company and Executive agree that 11(i) (Reference Value) shall be deleted in their entirety and replaced with the following.
(i)    Reference Value. “Reference Value” as of any date shall mean the calculation resulting from: (a) 50% at a share price of $19.98 and (b) 50% at the 45 trading day volume weight average trading price per share of the Company’s common stock as of such date.
3.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

4.    Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Amendment and those contained within the Agreement, the terms and conditions of this Amendment shall prevail. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms
(Signature Page Follows)

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

WOLFSPEED, INC.

By: /s/ Margaret Chadwick
Title: Chief Human Resources Officer
Date: 12/12/2025

EXECUTIVE

By: /s/ Robert Feurle
Name: Robert Feurle
Date: December 12, 2025